EXHIBIT 99.3

N E W S B U L L E T I N		RE:

FROM:

FRB	WEBER SHANDWICK	[WORLDWIDE RESTAURANT
	FINANCIAL COMMUNICATIONS	CONCEPTS LOGO]

15301 Ventura Blvd., Bldg B, Suite 300
Sherman Oaks, CA 91403
(818) 662-9800
NYSE: SZ

FOR FURTHER INFORMATION:
AT THE COMPANY:		AT FRB¦WEBER SHANDWICK:
Keith Wall	Kim Forster	Linda Chien	Tricia Ross
Vice President and CFO	Vice President, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 407-6547	(310) 407-6540

FOR IMMEDIATE RELEASE

May 28, 2003

PAT & OSCAR’S RECEIVES TOP HONORS FROM CALIFORNIA

RESTAURANT ASSOCIATION IN SAN DIEGO

SHERMAN OAKS, Calif.—May 28, 2003—Worldwide Restaurant Concepts, Inc. (NYSE: SZ) announced that its Pat & Oscar’s® division has been awarded the 2003 Gold Medallion Award for Best Family Dining by the San Diego County Chapter of the California Restaurant Association. The honor is based on the voting of the 400 members of the CRA San Diego Chapter.

“We’re very proud of the recognition that Pat & Oscar’s has received. What makes the Gold Medallion Award special is that it comes from our peers in the industry,” said Bob Holden, President and CEO of Pat & Oscar’s.

Pat & Oscar’s restaurants offer an award winning combination of great food, such as chicken, pizza, salads, ribs and freshly baked breadsticks, served in a friendly, “quick casual” environment.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 317 Sizzler® restaurants worldwide, 110 KFC® restaurants primarily located in Queensland, Australia, and 21 Pat & Oscar’s® restaurants. Additional information about the Company can be found at www.wrconcepts.com.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.